UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12 PERRIGO COMPANY PLC (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PERRIGO COMPANY PLC SUPPLEMENT TO PROXY STATEMENT FILED MARCH 20, 2026 This supplements the Proxy Statement of Perrigo Company plc filed with the Securities and Exchange Commission on March 20, 2026. This supplement is being filed with the Securities and Exchange Commission and made available to shareholders on or about April 3, 2026. Clarifying Information Related to Proposal 4: Approval to Amend Long-Term Incentive Plan The Proxy Statement notes that, under the 2026 LTIP, Shares used as full or partial payment for the purchase price of Shares or tax withholding requirement with respect to either Options or Stock Appreciation Rights shall not again be available for Awards under the Plan. To clarify in the 2026 LTIP itself that Options and Stock Appreciation Rights are treated identically for this purpose, the Company is amending Section 4(3) of the 2026 LTIP that is set forth on page B-6 of Appendix B of the Proxy Statement as below: 3. COMPUTATION OF SHARES. For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the above limits the number of Shares subject to issuance upon the exercise or settlement of Awards as of the dates on which such Awards are granted (subject to the limitations on share recycling set forth below). The Shares which were previously subject to Awards but were not delivered shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Any Shares which are tendered by a Participant or withheld by the Company as full or partial payment to Perrigo of the purchase price of Shares or the tax withholding requirement with respect to any Awards other than Options or Stock Appreciation Rights granted under the Plan (or the Prior Plan) shall be added to the Shares available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under the Plan: (a) Shares tendered or withheld as full or partial payment to Perrigo by a Participant of the purchase price of an Option granted under the Plan (or the Prior Plan) or the tax withholding requirement with respect to Options or Stock Appreciation Rights under the Plan (or the Prior Plan); (b) Shares subject to a Stock Appreciation Right under the Plan (or the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (c) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options under the Plan (or the Prior Plan). For the avoidance of doubt, subject to and upon shareholder approval of the 2026 Plan, no new awards will be made under the Current Plan, which is the only equity compensation plan under which the Company may grant awards. The information contained in this supplement modifies or supersedes any inconsistent information contained in the Proxy Statement and should be read in conjunction with the Proxy Statement. Capitalized terms used and not otherwise defined in this supplement have the meaning given in the Proxy Statement. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote based on any of the information contained in this supplement, you may change your vote or revoke your proxy in accordance with the instructions in the Proxy Statement. See the section of the Proxy Statement titled “Questions and Answers and Voting Information—May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?”